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                      CROSS-CONTINENT AUTO RETAILERS, INC.


                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN


1.   PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

     The purpose of the Amended and Restated 1996 Stock Option Plan (the "Plan") of Cross-Continent Auto Retailers, Inc., a Delaware corporation (the "Company"), is to attract and retain employees (including officers), directors and independent contractors of the Company, or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, and to furnish additional incentives to such persons by encouraging them to acquire a proprietary interest in the Company. Pursuant to Section 6 of the Plan, there may be granted Options, including "incentive stock options" and "nonqualified stock options". The Plan is intended to satisfy the requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act and shall be interpreted in a manner consistent with the requirements thereof.

2.   DEFINITIONS.

     For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Administrator" means the Board or, if and so long as a Committee has been established and is in existence, the Committee.

          (b) "Affiliate" means any entity if, at the time of granting of an Option, (i) the Company, directly, owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of the Company.

          (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by an Optionee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the applicable laws of descent and distribution to receive such benefits.

          (d)  "Board" means the Board of Directors of the Company.

          (e) "Change in Control" means a change in control of the Company which will be deemed to have occurred if:

               (i)  any "person," as such term is used in
          Sections 13(d) and 14(d) of the Exchange Act (other than an Exempt Person), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities; PROVIDED that no Change of Control shall be deemed to have occurred as the result of an acquisition by the Company of any of its then outstanding voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares of voting securities beneficially owned by any person to 50% or more of the combined voting power of the Company's then outstanding voting securities; PROVIDED FURTHER, that if a person shall become the beneficial owner of 50% or more of the combined voting power of the Company's then outstanding voting securities by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial

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          owner of any additional voting securities of the Company, then a
          Change of Control shall be deemed to have occurred; and PROVIDED FURTHER, that, notwithstanding anything to the contrary contained in the Plan, if the Board of Directors of the Company determines in good faith that a person who would otherwise be a beneficial owner as defined pursuant to the foregoing provisions of this paragraph has become such inadvertently, in a manner that otherwise would cause a Change of Control, and such person divests as promptly as practicable a sufficient number of voting securities so that such person would no longer be a beneficial owner, then a Change of Control shall be deemed to not have occurred for any purposes of this Plan;

               (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 2(e)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (iii)  the stockholders of the Company approve
          a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinbefore defined), other than an Exempt Person, acquired 50% or more of the combined voting power of the Company's then outstanding securities; or

               (iv) the stockholders of the Company approve of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

          (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (g) "Committee" means the committee, consisting exclusively of two or more Non-Employee Directors (as defined in Rule 16b-3), if and as the same may be established by the Board to administer the Plan; PROVIDED, HOWEVER, that to the extent required for the Plan to comply with the applicable provisions of
Section 162(m) of the Code, "Committee" means either such committee or a subcommittee of that committee, as the case may be, which shall be constituted to comply with the applicable requirements of Section 162(m) of the Code and the regulations promulgated thereunder.

          (h) "Company" means Cross-Continent Auto Retailers, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

          (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and

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cases.

          (j) "Exempt Person" means (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock, or
(4) any person or group of persons who, immediately prior to the adoption of this Plan, owned more than 50% of the combined voting power of the Company's then outstanding voting securities.

          (k) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Administrator. Notwithstanding the foregoing, the per share Fair Market Value of Stock as of a particular date shall mean (i) if the shares of Stock are then listed on a national securities exchange, the closing sales price per share of Stock on the national securities exchange on which the stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the reported per share closing price of the Stock on the day prior to such date or, if there was no such price reported for such date, on the next preceding date for which such a price was reported, or (iii) if the shares of Stock are then traded in an over-the-counter market other than on the NASDAQ National Market System, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iv) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Administrator, in its sole discretion, shall determine in good faith.

          (l) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code provided that the Plan has been approved by the stockholders of the Company no later than twelve months after the date of adoption of the Plan by the Board.

          (m)  "NQSO" means any Option not designated as an ISO.

          (n) "Option" means a right, granted to an Optionee under Section 6(b) of the Plan, to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Subsidiary.

          (o) "Optionee" means a person who, as an employee, director or independent contractor of the Company, a Subsidiary or an Affiliate, has been granted an Option.

          (p) "Plan" means this Cross-Continent Auto Retailers, Inc. 1996 Stock Option Plan, as amended from time to time.

          (q) "Rule 16b-3" means Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

          (r) "Stock" means the common stock, par value $.01 per share, of the Company.

          (s) "Stock Option Agreement" means any written agreement, contract, or other instrument or document evidencing an Option.

          (t) "Subsidiary" means any corporation in which the Company, directly or

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indirectly, owns stock possessing 50% or more of the total combined voting power of all classes of stock of such corporation.

3.   ADMINISTRATION.

     The Plan shall be administered by the Administrator. The Administrator shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the persons to whom and the time or times at which Options shall be granted; to determine the type and number of Options to be granted, the number of shares of Stock to which Options may relate and the terms, conditions, restrictions and performance criteria relating to any Options; to determine whether, to what extent, and under what circumstances Options may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Options in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Options; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Stock Option Agreements (which need not be identical for each Optionee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     The Administrator may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Administrator shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Administrator may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Administrator or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Administrator or such person may have under the Plan. All decisions, determinations and interpretations of the Administrator shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Optionee (or any person claiming any rights under the Plan from or through any Optionee) and any stockholder.

     No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

4.   ELIGIBILITY.

     Options may be granted to employees (including officers), directors and independent contractors of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Administrator. In determining the person to whom Options shall be granted and the type of Options granted (including the number of shares to be covered by such Options), the Administrator shall take into account such factors as the Administrator shall deem relevant in connection with accomplishing the purposes of the Plan.

5.   STOCK SUBJECT TO THE PLAN.

     The maximum number of shares of Stock reserved for the grant of Options under the Plan shall be 1,380,000 shares of Stock, subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. The number of shares of Stock

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available for issuance under the Plan shall be reduced by the number of shares of Stock subject to outstanding Options. If any shares subject to an Option are forfeited, canceled, exchanged or surrendered or if an Option otherwise terminates or expires without a distribution of shares to the Optionee, the shares of Stock with respect to such Option shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Options under the Plan.

     In the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of an Optionee under the Plan, then the Administrator shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Options, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Options, and (iii) the exercise price, grant price, or purchase price relating to any Option; PROVIDED THAT, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code.

6.   SPECIFIC TERMS OF OPTIONS.

          (a) GENERAL. The term of each Option shall be for such period as may be determined by the Administrator. The Administrator may make rules relating to Options, and may impose on any Option or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Administrator shall determine.

          (b) OPTIONS. The Administrator is authorized to grant Options to Optionees on the following terms and conditions:

               (i) TYPE OF OPTION. The Stock Option Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO (in the event its terms, and the individual to whom it is granted, satisfy the requirements for ISOs under the Code), or an NQSO.

               (ii) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Administrator; provided that, except as may otherwise be required by the Code, in the case of an ISO, such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option and, in the case of an ISO granted to the holder of more than 10% of the Stock outstanding at the date of grant of such Option, such exercise price shall be not less than 110% of the Fair Market Value on such date of grant.
          In no event shall the exercise price for the purchase of shares of Stock be less than par value. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Optionee, or a combination of both, in an amount having a combined value equal to such exercise price. Any shares of Stock exchanged upon the exercise of any Option shall be valued at the Fair Market Value on the date on which such shares are exchanged. An Optionee also may elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer in accordance with applicable law.

                         (iii) TERM AND EXERCISABILITY OF OPTIONS. The date on which the Administrator adopts a resolution expressly granting an Option shall be considered the

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          day on which such Option is granted.  Options shall be
          exercisable over the exercise period (which shall not exceed ten years from the date of grant or five years from the date of grant in the case of an ISO granted to a holder of more than 10% of Stock outstanding as of such date), at such times and upon such conditions as the Administrator may determine, as reflected in the Stock Option Agreement. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Company's Secretary and paying the exercise price as described in Section 6(b)(ii).

                         (iv) TERMINATION OF EMPLOYMENT, ETC. An Option may not be exercised unless the Optionee is then in the employ of, is then a director of, or then maintains an independent contractor relationship with, the Company or any Subsidiary or Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which
          Section 424(a) of the Code applies), and unless the Optionee has continuously maintained any of such relationships, since the date of grant of the Option; PROVIDED THAT, the Stock Option Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option. The Administrator may establish a period during which the Beneficiaries of an Optionee who died while an employee, director or independent contractor of the Company or any Subsidiary or Affiliate or during any extended period referred to in the immediately preceding proviso may exercise those Options which were exercisable on the date of the Optionee's death; provided that no Option shall be exercisable after its expiration date.

                         (v) NONTRANSFERABILITY. Options shall not be transferable by an Optionee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of an Optionee only by such Optionee or his guardian or legal representative.

                         (vi) OTHER PROVISIONS. Options may be subject to such other conditions as the Administrator may prescribe in its discretion.

7.   CHANGE IN CONTROL PROVISIONS.

     In the event of a Change in Control, any and all Options then outstanding shall become fully exercisable and vested, whether or not theretofore vested and exercisable.

8.   GENERAL PROVISIONS.

          (a) COMPLIANCE WITH LEGAL AND EXCHANGE REQUIREMENTS. The Plan, the granting and exercising of Options thereunder, and the other obligations of the Company under the Plan and any Stock Option Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Option until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Optionee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

          (b) NO RIGHT TO CONTINUED EMPLOYMENT, ETC. Nothing in the Plan or in any Option granted or Stock Option Agreement entered into pursuant to the Plan shall confer upon any Optionee

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the right to continue in the employ of, or to continue as a director of or an independent contractor to, the Company, any Subsidiary or any Affiliate, as the case may be, or to be entitled to any remuneration or benefits not set forth in the Plan or such Stock Option Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Optionee's employment, directorship or independent contractor relationship.

          (c) TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Option granted, any payment relating to an Option under the Plan (including from a distribution of Stock), or any other payment to an Optionee, amounts of withholding and other taxes due in connection with any transaction involving an Option, and to take such other action as the Administrator may deem advisable to enable the Company and an Optionee to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of an Optionee's tax obligations.

          (d) AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Optionee, without such Optionee's consent, under any Option theretofore granted under the Plan.

          (e) NO RIGHTS TO OPTIONS; NO STOCKHOLDER RIGHTS. No Optionee shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Optionees. Except as provided specifically herein, an Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to such Optionee for such shares.

          (f) UNFUNDED STATUS OF OPTIONS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. Nothing contained in the Plan or any Option shall give any such Optionee any rights that are greater than those of a general creditor of the Company.

          (g) NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Option. The Administrator shall determine whether cash, other Options, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (h) GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

          (i) EFFECTIVE DATE. The Plan shall take effect upon its adoption by the Board.

          (j) PLAN TERMINATION. The Board may terminate the Plan at any time with respect to any shares of Stock that are not subject to Options. Unless terminated earlier by the Board, the Plan shall terminate ten years after the effective date and no Options shall be granted under the Plan after such date. Termination of the Plan under this Section 8(j) will not affect the rights and obligations of any Optionee with respect to options granted prior to termination.

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